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                                                                    EXHIBIT 4.3


                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

                                   ARTICLE I

                                    GENERAL

1.1      PURPOSE OF THE PLAN.

         The purpose of the FLORIDA COASTLINE COMMUNITY GROUP, INC. 2001 Incentive Stock Option Plan (the "Plan") is to assist FLORIDA COASTLINE COMMUNITY GROUP, INC. (the "Company") to promote equity ownership of the Company by selected officers and employees of the Company and Florida Coastline National Bank (the "Bank"), to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company.

1.2      DEFINITIONS.

         (a) "ACCELERATION EVENT" means any event which in the opinion of the Board of Directors of the Company is likely to lead to changes in control of share ownership of the Company, whether or not such change in control actually occurs.

         (b) "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

         (d) "COMMITTEE" it means the committee referred to in Section 1.3.

         (e) "COMMON STOCK" means the common stock of the Company having a par value of $.01 per share.

         (f) "FAIR MARKET VALUE" means the closing "asked" price of the shares of Common Stock in the over-the-counter market on the day on which such value is to be determined or, if such "asked" price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other quotation service. If the shares are listed on a National Securities Exchange, "fair market value" means the closing price of the shares of Common Stock on such National Securities Exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Board of Directors or Committee

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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

administering the Plan, taking into consideration those factors affecting or reflecting value which they deem appropriate.

         (g) "INCENTIVE STOCK OPTION" means an option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422A of the Code.

         (h) "KEY EMPLOYEE" means any person, including officers and directors, in the regular employment of the Company or its Subsidiaries who is designated a Key Employee by the Committee and is or is expected to be primarily responsible for the management, growth, or supervision of some part or all of the business of the Company or its Subsidiaries. The power to determine who is and who is not a Key Employee is reserved solely for the Committee.

         (i) "NONQUALIFIED STOCK OPTION" means an option to purchase shares of Common Stock which is not intended to qualify as an Incentive Stock Option as defined in Section 422A of the Code.

         (j) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

         (k) "OPTIONEE" means a Key Employee to whom an Option is granted under the Plan.

         (1) "PARENT" means any corporation which qualifies as a parent of a corporation under the definition of "parent corporation" contained in Section 425(e) of the Code.

         (m) "STOCK APPRECIATION RIGHT" shall have the meaning stated in
Article IV of the Plan.

         (n) "SUBSIDIARY" means any corporation which qualifies as a subsidiary of a corporation under the definition of "subsidiary corporation" contained in
Section 425(f) of the Code.

         (o) "TERM" means the period during which a particular option may be exercised as determined by the Committee and as provided in the option agreement.

1.3      ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Company's Compensation Committee (the "Committee") appointed from time to time by the Board of Directors and is comprised of at least two (2) non-employee directors who qualify to administer the Plan as contemplated by Rule 16b-3 of the Securities Exchange Act of 1934 or any successor. No person while a member of the Committee shall be eligible to participate in the Plan. Subject to the control of the Board, and without limiting the control over decisions described in Section 1.7, the Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. More particularly, the

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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

Committee shall determine which Key Employees shall be granted Options under the Plan, the number of shares subject to each Option, the price per share under each Option, the Term of each Option, and any restrictions on the exercise of each Option. When granting Options, the Committee shall designate the Option as either an Incentive Stock Option or a Nonqualified Stock Option. The Committee shall also designate whether the Option is granted with Stock Appreciation Rights. Determinations by the Committee under the Plan (including, without limitation, determinations of the person to receive Options, the form, amount and timing of such Options, and the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

1.4      SHARES SUBJECT TO THE PLAN.

         The total number of shares that may be purchased pursuant to Options or transferred pursuant to the exercise of Stock Appreciation Rights under the Plan shall not exceed 100,000 shares of Common Stock. Shares subject to the Options which terminate or expire prior to exercise shall be available for future Options. Shares represented by an unexercised Option surrendered upon an exercise of Stock Appreciation Rights including, without duplication, any shares issued in payment of any Stock Appreciation Rights, shall be deducted from the aggregate and shall not be available for further Options hereunder. Shares issued pursuant to the Plan may be either unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.

1.5      TERMS AND CONDITIONS OF OPTIONS.

         All Options shall be evidenced by agreements in such form as the Committee shall approve from time to time subject to the provisions of Article II or Article III hereof, as appropriate, and the following provisions:

         (a) EXERCISE PRICE. Except as provided in Section 3.1(c), the exercise price of the Option shall not be less than the Fair Market Value (as determined by the Committee) of the Common Stock at the time the Option is granted.

         (b) EXERCISE. The Committee shall determine whether the Option shall be exercisable partially or in full at any time during the Term.

         (c) TERMINATION OF EMPLOYMENT. An Optionee's Option shall expire on the earlier of the expiration of (i) the date specified in the Option which in no event shall be later than three (3) months after the termination of the Optionee's employment for any reason other than death or disability (as defined in Section 422A(c)(7) of the Code); or (ii) the Term specified in Section 2.1 or 3.1(a) as the case may be. In the event of exercise of the Option after termination of employment

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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

the Optionee may exercise the Option only with respect to the shares which could have been purchased by the Optionee at the date of termination of employment. However, the Committee may, but is not required to, waive any requirements made pursuant to Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection. An Optionee's employment shall be deemed to terminate on the last date for which he receives a regular wage or salary payment.

         (d) DEATH OR DISABILITY. Upon termination of Optionee's employment by reason of death or disability (as determined by the Committee consistent with the definition of Section 422A(c)(7) of the Code), the Option shall expire on the earlier of the expiration of (i) the date specified in the Option which in no event shall be later than twelve (12) months after the date of such termination, or (ii) the Term specified in Section 2.1 or 3.1(a) as the case may be. The Optionee or his successor in interest, as the case may be, may exercise the Option only as to the shares which could have been purchased by the Optionee at the date of his termination of employment. However, the Committee may, but is not required to, waive any requirements made pursuant to
Section 1.5(b) so that some or all of the shares subject to the Option may be exercised within the time limitation described in this subsection.

         (e) PAYMENT. Payment for shares as to which an Option is exercised shall be made in such manner and at such time or times as shall be provided in the option agreement, including cash, Common Stock of the Company which was previously acquired by the Optionee, or any combination thereof. Common Stock used in payment for shares as to which an Option is exercised shall be valued at Fair Market Value (as determined by the Committee) as of the date of exercise.

         (f) NONTRANSFERABILITY No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee.

         (g) ADDITIONAL PROVISIONS. Each Option agreement may contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

1.6      STOCK ADJUSTMENTS; MERGERS.

         Notwithstanding Section 1.4, in the event the outstanding shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the total number of shares set forth in Section 1.4 shall be proportionately and appropriately adjusted by the Committee. If the Company continues in existence, (i) the number and kind of shares that are subject to any Option and

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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

the option price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option, and (ii) the Committee may make such adjustments in the number and kind of Stock Appreciation Rights as it shall deem appropriate in the circumstances. If the Company will not remain in existence or substantially all of its voting Common Stock and Common Stock will be purchased by a single purchaser or group of purchasers acting together, then the Committee may (i) declare that all Options and Stock Appreciation Rights shall terminate thirty
(30) days after the Committee gives written notice to all Optionees of their immediate right to exercise all Options and Stock Appreciation Rights then outstanding (without regard to limitations on exercise otherwise contained in the Options), or (ii) notify all Optionees that all Options and Stock Appreciation Rights granted under the Plan shall apply with appropriate adjustments as determined by the Committee to the securities of the successor corporation to which holders of the numbers of shares subject to such Options and Stock Appreciation Rights would have been entitled, or (iii) some combination of aspects of (i) and (ii). The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Any fractional shares resulting from any of the foregoing adjustments under this section shall be disregarded and eliminated.

1.7      ACCELERATION EVENT.

         If an Acceleration Event occurs in the opinion of the Board of Directors, based on circumstances known to it, the Board of Directors may direct the Committee to declare that all Options and Stock Appreciation Rights granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Option agreements regarding exercisability.

1.8      NOTIFICATION OF EXERCISE.

         Options shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall be accompanied by any payment required pursuant to Section 1.5(e). Exercise by an Optionee's heir or the representative of his estate shall be accompanied by evidence of his authority to so act in form reasonably satisfactory to the Company.

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


                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

                                   ARTICLE II

                            INCENTIVE STOCK OPTIONS

2.1      TERM OF INCENTIVE STOCK OPTIONS.

         Each Incentive Stock Option granted under the Plan shall be exercisable only during a Term fixed by the Committee; provided, however, that the Term shall end no later than ten (10) years after the date the Incentive Stock Option is granted.

2.2      LIMITATION ON OPTIONS.

         The aggregate Fair Market Value of Common Stock (determined at the time the Incentive Stock Option is granted) subject to Incentive Stock Options granted to a Key Employee under all plans of the Key Employee's employer corporation and its Parent or Subsidiary corporations and that become exercisable for the first time by such Key Employee during any calendar year may not exceed $100,000. To the extent a grant of Incentive Stock Options exceeds this $100,000 limit, the portion of the grant in excess of such limit shall he deemed a Nonqualified Stock Option.

2.3      CONTINUED EMPLOYMENT.

         Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. The termination of employment shall not occur where the Optionee Transfers from the Company to one of its Subsidiaries or transfers from a Subsidiary to the Company.

2.4      SPECIAL RULE FOR TEN PERCENT SHAREHOLDER.

         If at the time an incentive Stock Option is granted, an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its Parent or any of its Subsidiaries, as determined using the attribution rules of Section 425(d) of the Code, then the terms of the Incentive Stock Option shall specify that the option price shall be at least 110% of the Fair Market Value of the Stock subject to the incentive Stock Option and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

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


                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

2.5      INTERPRETATION.

         In interpreting this Article II of the Plan and the provisions of individual option agreements, the Committee and the Board shall be governed by the principles and requirements of Sections 421, 422A and 425 of the Code, and applicable Treasury Regulations.

                                  ARTICLE III

                           NONQUALIFIED STOCK OPTIONS

3.1      TERMS AND CONDITIONS OF OPTIONS.

         In addition to the requirements of Section 1.5, Nonqualified Stock Options shall be subject to the following provisions:

                  (a) TERM. Each Nonqualified Stock Option granted under the Plan shall be exercisable only during a Term fixed by the Committee.

                  (b) TERMINATION OF EMPLOYMENT. Notwithstanding the provisions of Sections 1.5(c) and 1.5(d), the Committee in its discretion may provide, either upon the original grant of an Option or in an amendment to an Incentive or Nonqualified Stock Option, that an Option may be exercisable during a Term that does not expire upon the expiration of three months following an Optionee's termination of employment (twelve (12) months in the case of termination as a result of death or disability), but in no event later than the Term specified in Section 3.1(a) above.

                  (c) EXERCISE PRICE. The Company may elect to grant Nonqualified Stock Options at a price less than the Fair Market Value of the Common Stock at the time the Option is granted.

                  (d) ADDITIONAL TERMS. Pursuant to Section 1.5(g), the Committee may add additional terms and conditions to a Nonqualified Stock Option, including, but not limited to, a cash award for any federal tax liability suffered by the Optionee upon the grant and/or exercise of a Nonqualified Stock Option.

                  (e) TERMINATION AND CANCELLATION. In granting any Nonqualified Stock Option, the Committee may specify that such Nonqualified Stock Option shall be subject to the restrictions set forth herein with respect to Incentive Stock Options, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own

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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

         members and/or one or more officers of the Company to execute and deliver such instruments

                  The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

3.2      SECTION 83(b) ELECTION.

         The Company recognizes that certain persons who receive Nonqualified Stock options may be subject to restrictions regarding the right to trade Common Stock under applicable securities laws. Such may cause Optionee's exercising such Options not to be taxable under the provisions of Section 83(c) of the Code. Accordingly, Optionees exercising such Nonqualified Stock Options may consider making an election to be taxed upon exercise of the option under
Section 83(b) of the Code and to effect such election will file such election with the Internal Revenue Service within thirty (30) days of exercise of the Option and otherwise in accordance with applicable Treasury Regulations.

                                   ARTICLE IV

                           STOCK APPRECIATION RIGHTS

4.1      TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

         Stock Appreciation Rights ("SAR") may be, but are not required to be, granted by the Committee in connection with grant of an Option. All SARs shall be in such form as the Committee may from time to time determine and shall be subject to the following terms and conditions:

                  (a) TERMS OF EXERCISE. An SAR shall be exercisable only (i) with the approval of the Committee, (ii) during the Term of the Option to which it relates, (iii) at such times as the Option to which it relates is exercisable, and (iv) if the Fair Market Value of the Common Stock subject to the Option surrendered (on the date surrendered) minus the aggregate option price of the Common Stock subject to the Option surrendered is a positive amount.

                  (b) PAYMENT. In the event the Committee agrees to permit exercise of the SAR, the Optionee shall surrender to the Company the right to exercise the Option with respect to a specified number of shares as to which the Option is then exercisable. In return, the Optionee shall receive from the Company no more than an amount payable in cash and/or in shares (as determined by the Committee after considering the request of the Optionee) equal to the difference between the Fair Market Value of Common Stock as to which the Optionee has surrendered the Option and the exercise price with respect, thereto. In the

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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

         event the Committee determines to tender shares in full or partial payment of the SAR, the number of shares to be issued to the Optionee shall be based on the Fair Market Value of the shares as of the date of exercise of the SAR. No fractional shares shall be issued to Optionees upon exercise of an SAR. Instead, the Company shall pay the Optionee the value of such fractional share based upon the Fair Market Value of a share on the date the SAR is exercised.

                  (c) NONTRANSFERABILITY. An SAR granted under the Plan shall be transferable only when the Option to which it relates is transferable.

4.2      OTHER TERMS AND CONDITIONS.

         Option agreements reflecting Stock Appreciation Rights which are granted under the Plan may contain such other conditions not inconsistent with the provisions of the Plan as the Committee may deem appropriate from time to time.

4.3      NOTIFICATION OF REQUEST TO EXERCISE.

         The Optionee shall request the Committee's approval to exercise a Stock Appreciation Right by written notice to the Secretary of the Company at the principal executive offices of the Company. Such written notice shall state the number of shares subject to the Option for which approval of the exercise of the SAR is requested and the optionee's preferred form of payment of the SAR, as hereinafter provided. The Optionee may indicate his or her preference to receive payment of the SAR in cash or in Common Stock or in a combination thereof. Notwithstanding anything to the contrary contained herein, the Committee shall have absolute discretion in determining whether the request for approval of the exercise of the SAR shall be approved and, if such approval is given, whether payment shall be made in cash or Common Stock or in a combination thereof.

         Within thirty (30) days after the delivery to the Secretary of the Optionee's request to exercise the SAR as provided above, the Committee shall inform the Optionee in writing of its determination by personal delivery of such written determination to the Optionee or by mailing its written determination to the Optionee by certified or registered mail, return receipt requested. The Optionee must act on any approved exercise of an SAR within thirty (30) days after the date of such determination by the Committee (or such longer period as may be permitted by the Committee) and in accordance with the terms approved by the Committee. Exercise shall be by written notice actually delivered, or mailed by certified or registered mail, return receipt requested, to the Secretary of the Company at the principal executive offices of the Company.

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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

4.4      EFFECT OF EXERCISE.

         Upon exercise of a Stock Appreciation Right, the Option to which it relates shall lapse with respect to the shares as to which the SAR is exercised and such shares shall not be available for further grant of Options.

                                   ARTICLE V

                             ADDITIONAL PROVISIONS

5.1      STOCKHOLDER APPROVAL

         The Plan shall be submitted for the approval of the stockholders of the Company at the first annual meeting of stockholders held subsequent to the adoption of the Plan and in all events within one (1) year of its approval by the Board of Directors. If at said meeting the stockholders of the Company do not approve the Plan, the Plan shall terminate.

5.2      COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

         The Plan, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable Federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (a) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (b) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. No holder of any Option shall have any right to require the Company to register or qualify any shares of Common Stock subject to any Options under any Federal, or state law, rule or regulation.

5.3      AMENDMENTS.

         The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by stockholders, may (a) increase the total number of shares which may be issued under the Plan or to any individual under the Plan, (b) reduce the option price for shares which may be purchased pursuant to Options under Articles II and III of the Plan, (c) extend the period during which Options may be granted, or (d) chance the class of employees to whom Options may be granted, except as provided in
Section 1.6. Other than as expressly permitted under the Plan, no outstanding Option may be revoked or altered in a manner unfavorable to the Optionee without the consent of the Optionee.

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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                        2001 INCENTIVE STOCK OPTION PLAN

5.4      NO RIGHTS AS SHAREHOLDER.

         No Optionee shall have any rights as a shareholder with respect to any share subject to his or her option prior to the date of issuance to him or her of a certificate or certificates for such shares.

5.5      WITHHOLDING.

         Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state, or local withholding tax liability.

5.6      CONTINUED EMPLOYMENT NOT PRESUMED.

         This Plan and any document describing this Plan and the grant of any stock Option or Stock Appreciation Right hereunder shall not give any Optionee or other employee a right to continued employment by the Company or its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate the employment of any such person with or without cause.

5.7      EFFECTIVE DATE; DURATION.

         The Plan shall become effective as of March 8, 2001 subject to stockholder approval pursuant to Section 5.1 and shall expire on March 7, 2010. No Options may be granted under the Plan after March 7, 2010, but options granted on or before that date may be exercised according to the terms of the option agreements and shall continue to be governed by and interpreted consistent with the terms hereof.

         THIS PLAN WAS APPROVED BY THE BOARD OF DIRECTORS OF FLORIDA COASTLINE COMMUNITY GROUP, INC. AND COASTAL COMMUNITY BANK ON MARCH 8, 2001.

         THIS PLAN WAS SUBMITTED TO AND APPROVED BY THE STOCKHOLDERS OF FLORIDA COASTLINE COMMUNITY GROUP, INC. ON MARCH 8, 2001.




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


                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                     2001 INCENTIVE STOCK OPTION AGREEMENT

         THIS INCENTIVE STOCK OPTION AGREEMENT, dated as of this ____ day of ___________, 200_, between FLORIDA COASTLINE COMMUNITY GROUP, INC., a Florida corporation (the "Company"), and _______________________, an employee of the Company and/or one of its subsidiaries ("Optionee"), each of which agrees to be bound by the terms and conditions herein relating to the grant of an option to purchase shares of the Common Stock of the Company.

         1. AUTHORIZATION AND PURPOSE OF PLAN. The Company adopted the Incentive Stock Option Plan (the "Plan") by approval of its Board of Directors on March 8, 2001 and approval of its Stockholders on March 8, 2001 to promote equity ownership of the Company by selected officers and employees of the Company and Coastal Community Bank (the "Bank"), to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company.

         2. GRANT OF OPTION. The Company hereby grants to Optionee an irrevocable option to purchase up to _____________ shares of Common Stock of the Company ("Shares") at the price of $____ per Share which is at least 100% of the fair market value of such Shares as of _______________, the Effective Date of the grant of the Option and the date of this Agreement. This Agreement, the Option and the Shares shall be subject to the terms and conditions of the Plan in its entirety which shall be incorporated herein by reference.

         3. EXERCISE OF OPTION. Subject to the terms of the Plan and this Agreement, this Option may be exercised, in whole or in part, no earlier than one year, nor later than ten (10) years, from the date hereof, by delivery of written notice to the Company stating the number of Shares with respect to which the Option is being exercised, together with full payment of the purchase price therefor. Payment may be made in cash or in such other form or combination of forms (including, without limitation, Shares of the Company or a note, with or without interest, secured or unsecured) as shall be acceptable to the designated committee of the Board of the Company. This Option shall not have nor possess any of the rights or privileges of ownership of any Shares of the Company.

         4. RESERVED SHARES. The Company has duly reserved a number of authorized but unissued Shares adequate to fulfill its obligations under this Agreement. During the term of this

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


                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                     2001 INCENTIVE STOCK OPTION AGREEMENT

Agreement the Company shall take such action as may be necessary to maintain at all times an adequate number of Shares reserved for issuance or treasury Shares to fulfill its obligations hereunder.

         5. EARLY TERMINATION. If Optionee's employment is terminated for any reason other than death or disability, the Option granted hereunder shall lapse to the extent unexercised on the earlier of the expiration date of the Option or the date three (3) months following the date of such termination. If Optionee dies, the Option granted hereunder shall lapse to the extent unexercised on the earlier of the expiration date of the Option or the date twelve (12) months following the date of Optionee's death. If Optionee is permanently and totally disabled within the meaning of Section 422(c)(6) and
Section 22(e)(3) of the Internal Revenue Code of 1986 (the "Code"), the Option granted hereunder shall lapse to the extent unexercised on the earlier of the expiration date of the Option or the first anniversary of the date of such disability.

         6. ASSIGNMENT OR TRANSFER. This Option may not be assigned or transferred except by will or by the laws of descent and distribution and shall be exercisable only by Optionee during Optionee's lifetime.

         7. PLAN AND BOARD. The construction of the terms of this Agreement shall be controlled by the Plan, a copy of which is attached hereto as Exhibit A and delivered to Optionee, and the rights of Optionee are subject to modification and termination in certain events as provided in the Plan. The Board's or Board Committee's interpretations of and determinations under any of the provisions of the Plan or this Agreement shall be conclusive.

         8. COMPLIANCE WITH LAW. This Option shall not be exercised and no Shares shall be issued in respect hereof, unless in compliance with federal and applicable state, tax and securities laws.

         8.1 CERTIFICATE LEGENDS. The certificates for Shares purchased pursuant to this Option shall bear such legends regarding restrictions upon resale as shall be deemed necessary by the Board, the Committee of the Board specifically authorized to act on behalf of the Board or their or its counsel.

                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                     2001 INCENTIVE STOCK OPTION AGREEMENT

                  8.2 REPRESENTATIONS OF OPTIONEE. As a condition to the exercise of this Option, Optionee will deliver to the Company such signed representations as may be necessary in the opinion of counsel satisfactory to the Company, for compliance with applicable federal and state securities laws.

                  8.3 RESALE. Optionee's ability to transfer Shares purchased pursuant to this Option or securities acquired in lieu thereof or in exchange therefor may be restricted under federal or state securities laws. Optionee shall not resell or offer for resale such Shares or securities unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Company.

                  8.4 OTHER CONDITIONS. The aggregate fair market value of Common Stock (determined at the time of the grant) subject to Incentive Stock Options granted to a key employee under all plans that become exercisable for the first time by such key employee during any calendar year may not exceed $100,000.

         9. NOTICE. All notices or other communications desired to be given hereunder shall be in writing and shall be deemed to have been duly given upon receipt, if personally delivered, or on the third business day following mailing by United States first class mail, postage prepaid, and addressed as follows:

         If to Company:       Florida Coastline Community Group, Inc.
                              Attn:  Hans C. Mueller, Chief Executive Officer
                              8720 North Kendall Drive
                              Miami, Florida 33176

         With Copy to:        Bischoff & Associates, P.A.
                              The Aragon Building
                              288 Aragon Avenue
                              Coral Gables, Florida 33134
                              (305) 443-7400 Office
                              (305) 443-7442 Facsimile

                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                     2001 INCENTIVE STOCK OPTION AGREEMENT

         If to Optionee:                             __________________________

                                                     __________________________

                                                     __________________________

or to such other address as either party shall give to the other in the manner set forth above.

         10. TAX TREATMENT. This Option is intended to be treated as an incentive stock option pursuant to Section 422 of the Code. Optionee acknowledges that the tax treatment of this Option, Shares subject to this Option or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by the Plan or this Agreement. The Company makes no representations with respect thereto and hereby disclaims all responsibility as to such tax treatment.

         11. MISCELLANEOUS. References herein to a date on or as of which an expiration, termination or lapse shall occur shall be deemed to refer to 5:00 p.m. Eastern time, on such date. The terms "parent" or "subsidiary" herein refer to such terms as defined in Section 424 of the Code. Nothing herein shall affect the right of the Company or any of its subsidiaries to terminate Optionee's employment, services, responsibilities, duties or authority to represent the Company or its subsidiaries at any time or for any reason whatsoever, nor shall it affect the right of the Optionee to participate in, and receive benefits under and in accordance with, the then current provisions of any pension, insurance, bonus, profit-sharing or other benefit plan or programs of the Company or its subsidiaries. This Agreement shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended except by written instrument duly executed by the parties hereto. This Agreement is being delivered in, and shall be subject to the laws of the State of Florida.

                    FLORIDA COASTLINE COMMUNITY GROUP, INC.

                     2001 INCENTIVE STOCK OPTION AGREEMENT

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Incentive Stock Option Agreement effective as of the date first set forth above.

                                 FLORIDA COASTLINE COMMUNITY
                                 GROUP, INC., a Florida corporation

                                 By:
                                    ------------------------------------------
                                 Name:
                                      ----------------------------------------
                                 Title:
                                       ---------------------------------------


                                 Optionee:

                                 ---------------------------------------------

                                                                      EXHIBIT B

Florida Coastline Community Group, Inc.
Attn:  Hans C. Mueller, Chief Executive Officer
8720 North Kendall Drive
Miami, Florida 33176

                          NOTICE OF EXERCISE OF OPTION

         I hereby elect to purchase ________________________ shares of Common Stock of FLORIDA COASTLINE COMMUNITY GROUP, INC. (the "Company") at a price of $________ per share, in accordance with that certain Incentive Stock Option Agreement dated ____________, 2001, between the Company and myself. For this purpose, I enclosed herewith my payment in the amount of $_________ in full payment.

         I hereby confirm my representations under the aforementioned Incentive Stock Option Agreement, including that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for resale or in connection with, any distribution thereof. I represent that such shares are intended to be held indefinitely and will not be sold, transferred or otherwise disposed of in the absence of an effective registration statement covering such shares unless in the opinion of counsel (which opinion in form and substance and counsel shall be satisfactory to the Company), such registration is not required.

         I hereby acknowledge receipt of (i) the Company's most recent annual financial statements, (ii) the Company's most recent internal financial statements and (iii) a brief description of the Company's capital stock.

                                      Optionee:
________________________
Date
                                      _______________________________________
                                      Signature of Optionee

                                      _______________________________________
                                      Street Address

                                      _______________________________________
                                      City         State                Zip